Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
of Advanced Photonix, Inc.
Ann Arbor, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-120317, No. 333-128706, No. 333-132976 and No. 333-147802) and Form S-8 (No. 333-08972, No. 333-95301, No. 333-57068, No. 333-124708 and No. 333-147012) of Advanced Photonix, Inc. of our report dated June 29, 2010 relating to the consolidated financial statements and schedule which appear in this Form 10-K.

/s/ BDO Seidman, LLP
Troy, Michigan
June 29, 2010

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